UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                                  JULY 1, 1996


                       COMMUNITY BANKSHARES INCORPORATED
             (Exact name of registrant as specified in its charter)

                       COMMUNITY BANKSHARES INCORPORATED
                            200 NORTH SYCAMORE STREET
                           PETERSBURG, VIRGINIA 23804
                                 (804) 861-2320
   (Address and Telephone Number of Registrant's Principal Executive Offices)


        VIRGINIA                      0-13100                  54-1290793
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)          Identification No.)

                              NATHAN S. JONES, 3RD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       COMMUNITY BANKSHARES INCORPORATED
                            200 NORTH SYCAMORE STREET
                           PETERSBURG, VIRGINIA 23804
                                 (804) 861-2320
           (Name, address and telephone number of agent for service)

Item 2.       Acquisition of Assets

DATE AND MANNER OF ACQUISITION

       On December 12, 1995, the Board of Directors for Community Bankshares Incorporated (CBI) voted to enter into an Agreement and Plan for Reorganization (the plan) with Commerce Bank of Virginia (CBOV) to combine their businesses. CBOV is a state bank with its principal office located in Richmond, Virginia. The combination of the two companies will be consummated through a Share Exchange under Virginia law. Under the terms of the Plan, CBOV would become a wholly-owned subsidiary of CBI. On June 18, 1996, the stockholders of CBI and CBOV approved the agreement and plan for reorganization. The transaction will be accounted for as a pooling of interest. CBI has received an opinion from its independent accountant that the transaction does qualify for such accounting treatment. This transaction became effective on July 1, 1996.



DESCRIPTION OF ASSETS AND IDENTITY OF THE SELLER OF THE ASSETS

                            COMMERCE BANK OF VIRGINIA

BUSINESS

     CBOV is a community oriented financial institution headquartered in Henrico County, Virginia. CBOV was incorporated under the laws of the Commonwealth of Virginia on August 28, 1985, and commenced business as a commercial bank on April 8,1986.

     CBOV conducts a general commercial and a full service retail banking business. CBOV is a local bank with a local, personal focus. It seeks to address the problems and serve the opportunities of people and businesses within its limited service area. CBOV provides banking services to individuals, corporations, and others as well as services through correspondent banks and other special services. CBOV offers a variety of transaction accounts, time and savings accounts, as well as Individual Retirement Accounts. In the loan division, CBOV offers commercial, residential, personal, construction and real estate loans. In addition to the services listed above, CBOV offers other related services such as bank by mail, VISA, U.S. Savings Bonds, and the rental of safe deposit facilities. CBOV does not provide trust services. As of December 31, 1995, CBOV had net loans of $42.1 millino and held $66.4 million in deposits.

     CBOV is a community bank that seeks to provide a wide variety of banking services to individuals and small to medium sized businesses in an environment that allows CBOV to respond to and meet the needs of its customers in a rapid and efficient manner that differentiates it from larger banking organizations. CBOV prides itself on delivering enhanced customer service that clients are not able to obtain elsewhere. CBOV's hours of operation are generally, 9:00 a.m. to 2:00 p.m., Monday through Friday and additional hours of 4:00 p.m. to 6:00 p.m. on Friday. Saturday banking hours are also available from 9:00 a.m. until noon. In addition, CBOV operates two full service Automated Teller Machines (ATMs) at its Main Office location and at the Hanover Branch location.

     CBOV's three Executive Officers each have over 25 years of banking experience, primarily in the local market and in community banking. CBOV has hired and retained experienced people whose banking backgrounds have helped CBOV develop and deliver excellent service.

     CBOV is organized under the Virginia Banking Act, as amended. It is subject to regulation and examination by the Virginia State Corporation Commission, the Federal Reserve, and the Federal Deposit Insurance Corporation. Various requirements and restrictions under the laws of the United States and the Commonwealth of Virginia affect the operations of CBOV, including the requirement to maintain reserves against deposits, restrictions on the nature and amount of loans which may be made and the interest that may be charged thereon, and restrictions relating to investments and other activities of CBOV.

     The accounts of CBOV's depositors are insured up to $100,000 for each account holder by the Federal Deposit Insurance Corporation, an instrumentality of the United States Government. Insurance of CBOV's accounts is subject to the statutes and regulations governing insured banks, to examination by the Federal Deposit Insurance Corporation, and to certain limitations and restrictions imposed by that agency.

     As of June 30, 1996, there were 527,840 shares of Common Stock outstanding held by 421 holders of record.

PROPERTIES

     CBOV's principal office is located in Henrico County at 11500 West Broad Street, Richmond, Virginia 23233. The mailing address is Commerce Bank of Virginia, Post Office Box 29569, Richmond, Virginia 23242. In addition to its principal office in Henrico County, branches are located in Hanover County, Goochland County, and in the City of Richmond. Branch addresses are provided below:

         Hanover Branch                          Riverfront Tower Branch
         10035 Sliding Hill Road                 901 East Byrd Street
         Suite 101                               Suite 1150
         Ashland, Virginia  23005                Richmond, Virginia  23219
         (Hanover County)                        (City of Richmond)
         Opened October 1988                     Opened November 1992

         Centerville Branch                      Goochland Courthouse Branch
         27 Broad Street Road                    3018 River Road West
         Manakin, Virginia  23103                Goochland, Virginia  23063
         (Goochland County)                      (Goochland County)
         Opened June 1993                        Opened June 1993

The Goochland Courthouse Branch opened for business in a temporary banking facility in 1993, and moved to a newly constructed permanent facility in December 1995.

     CBOV holds the real property at its principal office pursuant to a ground lease and owns the improvements that have been constructed thereon. CBOV's Hanover County branch is owned by the Atlee Station Co., of which Sam T. Beale, a Director of CBOV, is the principal shareholder. See "Commerce Bank of Virginia
- - Election of Directors; Management - Interest of Directors and Officers in Certain Transactions". CBOV also leases the space where the Riverfront Tower branch is located. CBOV owns the property for its two other branches.

     The primary service area of CBOV consists of the City of Richmond, Virginia and the Counties of Goochland, Hanover, and Henrico.


EMPLOYEES

     CBOV employed 42 persons at December 31, 1995. Of these 35 were full-time employees and 7 were part-time employees. The relationship between CBOV and its employees is good.

AMOUNT OF CONSIDERATION AND SOURCES OF FUNDS USED FOR THE ACQUISITION

     McKinnon & Company, Inc. (McKinnon), an investment banking firm, was engaged by CBI and CBOV in November 1995 to serve as their financial advisor and to determine a fair exchange ratio of shares of CBI for each share of CBOV common stock and each option of CBOV outstanding. After several meetings with the management of CBI and CBOV in November 1995 and a review of relevant public and private information, McKinnon determined a fair exchange ratio from a financial point of view. On November 21, 1995, McKinnon met with the Boards of Directors of CBI and CBOV respectively to present its analysis and evaluation of a fair exchange ratio. On December 12, 1995, McKinnon met with the Boards of Directors of CBI and CBOV, along with respective legal and accounting representatives, and gave its verbal opinion that the Share Exchange as specified in the Agreement and Plan of Reorganization dated December 12, 1995, whereby each share of CBOV would be exchanged for 1.4044 shares of CBI Common Stock, was fair to the shareholders of CBI and CBOV from a financial point of view at such date.

     At the effective date of the Reorganization, each outstanding share of CBOV Common Stock, except for shares as to which dissenters' rights have been duly exercised, shall be exchanged for 1.4044 shares of CBI Common Stock and cash in lieu of any fractional share. Thus the lower the price of CBI Common Stock at the effective date of the Reorganization, the lower the dollar value of CBI Common Stock CBOV shareholders will receive as a result of the Reorganization. Conversely the higher the price of CBI Common Stock at the effective date of the Reorganization, the higher the dollar value of CBI Common Stock CBOV shareholders will receive as a result of the Reorganization.

     As of June 30, 1996, CBI's closing price on the OTC Bulletin Board was $15.50, which calculates to a price for CBOV Shareholders of $21.77 per share of CBOV Common Stock.

Item 7.       Financial Statements and Exhibits

COMMERCE BANK OF VIRGINIA FINANCIAL INFORMATION

     A.  Annual Report 1995
     B.  Interim Financial Statements (Unaudited):
         Statements of Condition - March 31, 1996 and 1995
         Statements of Operations - Three Months Ended March 31, 1996 and 1995

PRO FORMA CONDENSED FINANCIAL INFORMATION (UNAUDITED)

     A.  Pro Forma Condensed Balance Sheets
     B.  Pro Forma Condensed Statements of Income

                           COMMERCE BANK OF VIRGINIA


                              FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 1995 AND 1994 AND
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                           COMMERCE BANK OF VIRGINIA

                                    CONTENTS



      REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS    C -  2

      FINANCIAL STATEMENTS

        Statements of Condition                             C -  4

        Statements of Operations                            C -  5

        Statements of Stockholders' Equity                  C -  7

        Statements of Cash Flows                            C -  8

      NOTES TO FINANCIAL STATEMENTS                         C - 10

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors of
Commerce Bank of Virginia
Richmond, Virginia

We have audited the accompanying statements of condition of Commerce Bank of Virginia as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commerce Bank of Virginia at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                                   BDO Seidman, LLP


February 7, 1996
Richmond, Virginia

                           COMMERCE BANK OF VIRGINIA

                            STATEMENTS OF CONDITION




December 31,                                      1995            1994
- -------------------------------------------------------------------------------


   ASSETS

Cash and due from banks                       $ 3,971,894     $ 4,982,284
Federal funds sold                              3,763,000             -
Investment securities (Note 2)
  Held to maturity                             10,923,360      15,164,608
  Available for sale                            9,222,655             -
Loans receivable, net (Note 3)                 42,149,438      38,801,575
Other real estate owned                           316,855             -
Bank premises and equipment, net (Note 4)       1,823,125       1,461,589
Accrued interest receivable                       463,719         432,102
Other assets                                      306,345         243,544
- -------------------------------------------------------------------------------
                                              $72,940,391     $61,085,702
- -------------------------------------------------------------------------------

                           COMMERCE BANK OF VIRGINIA

                            STATEMENTS OF CONDITION


December 31,                                       1995            1994
- -------------------------------------------------------------------------------


   LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits (Note 5)                                  $66,357,577     $55,811,525
  Federal funds purchased (Note 7)                            -          793,000
  Accrued interest payable                                72,042          37,346
  Deferred income taxes (Note 8)                          34,746          64,436
  Other liabilities                                      367,392         120,682
- --------------------------------------------------------------------------------

Total liabilities                                     66,831,757      56,826,989
- --------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 9, 10, 12 and 13)
- --------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (Notes 9, 10 and 11)
  Common stock, $3.50 par value; authorized
    1,500,000 shares issued; and outstanding
    501,264 and 431,223 shares                         1,754,424       1,509,281
  Capital surplus                                      2,045,823       1,240,352
  Retained earnings                                    2,240,940       1,509,080
  Net unrealized gain on securities available
    for sale (Note 2)                                     67,447             -
- --------------------------------------------------------------------------------


Total stockholders' equity                             6,108,634       4,258,713
- --------------------------------------------------------------------------------


                                                     $72,940,391     $61,085,702
- --------------------------------------------------------------------------------



                See accompanying notes to financial statements.

                           COMMERCE BANK OF VIRGINIA

                            STATEMENTS OF OPERATIONS


YEAR ENDED DECEMBER 31,                          1995             1994            1993
- -------------------------------------------------------------------------------------------
INTEREST AND DIVIDEND INCOME
  Loans                                       $4,207,636       $3,266,997      $2,786,466
  Investment securities
    U. S. Government agencies (taxable)          837,331          605,141         322,644
    Other securities (taxable)                   122,152          143,937         144,723
    State and County municipals (tax exempt)      47,513          64,655          56,439
    Federal Reserve Bank                           4,947          5,246           4,251
  Federal funds sold                             100,392          118,692         195,634
- -------------------------------------------------------------------------------------------


Total interest and dividend income             5,319,971        4,204,668       3,510,157
- -------------------------------------------------------------------------------------------


INTEREST EXPENSE
  Deposits                                     2,197,051        1,495,867       1,324,068
  Federal funds purchased (Note 7)                10,159            3,674             -
- -------------------------------------------------------------------------------------------


Total interest expense                         2,207,210        1,499,541       1,324,068
- -------------------------------------------------------------------------------------------


NET INTEREST INCOME                            3,112,761        2,705,127       2,186,089

PROVISION FOR LOAN LOSSES (NOTE 3)               195,000          199,838          75,000
- -------------------------------------------------------------------------------------------


Net interest income after provision for
  loan losses                                  2,917,761        2,505,289       2,111,089
- -------------------------------------------------------------------------------------------


NONINTEREST INCOME
  Service charges on deposit accounts            305,346          289,406         200,568
  Other                                           76,698          140,450          63,268
- -------------------------------------------------------------------------------------------


Total noninterest income                         382,044          429,856         263,836
- -------------------------------------------------------------------------------------------

                                                                       continued
                                      C-5

                                                       COMMERCE BANK OF VIRGINIA

                                                        STATEMENTS OF OPERATIONS
                                                                     (CONTINUED)


YEAR ENDED DECEMBER 31,                          1995             1994            1993
- -------------------------------------------------------------------------------------------

NONINTEREST EXPENSES
  Salaries and employee benefits
    (Notes 9, 10 and 12)                      $1,279,469       $1,187,014      $1,002,556
  Occupancy (Note 13)                            157,950          154,624         169,688
  Depreciation and amortization                  129,296          227,875         186,883
  Other                                          633,624          653,203         635,207
- -------------------------------------------------------------------------------------------

Total noninterest expenses                     2,200,339        2,222,716       1,994,334
- -------------------------------------------------------------------------------------------


Income before income taxes                     1,099,466          712,429         380,591
INCOME TAXES (Note 8)                            367,800          225,600         103,000
- -------------------------------------------------------------------------------------------


NET INCOME                                    $  731,666       $  486,829      $  277,591
- -------------------------------------------------------------------------------------------


EARNINGS PER SHARE                            $     1.60       $     1.13      $     0.68
- -------------------------------------------------------------------------------------------

                                 See accompanying notes to financial statements.

                                                COMMERCE BANK OF VIRGINIA

                                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                 Net Unrealized
                                                                                    Gain on
                                                                                   Securities           Total
                                      COMMON        CAPITAL         RETAINED        AVAILABLE        STOCKHOLDERS'
                                      STOCK         SURPLUS         EARNINGS        FOR SALE            EQUITY
- -------------------------------------------------------------------------------------------------------------------
BALANCE AT
  DECEMBER 31, 1992                 $1,360,958       $  994,088     $1,115,179      $      -          $3,470,225
Issuance of 1,176
  shares of common stock
  to ESOP (Note 9)                       4,116          8,232              -               -              12,348
10% common stock
  dividend (39,002
  shares) (Note 11)                    136,507        234,012         (370,519)            -                 -
Net income                                 -              -            277,591             -             277,591
- -------------------------------------------------------------------------------------------------------------------


BALANCE AT
  DECEMBER 31, 1993                  1,501,581       1,236,332       1,022,251             -           3,760,164
Exercise of stock
  options (Note 10)                      7,700          4,020              -               -              11,720
Net income                                 -              -            486,829             -             486,829
- -------------------------------------------------------------------------------------------------------------------


BALANCE AT
  DECEMBER 31, 1994                  1,509,281       1,240,352       1,509,080             -           4,258,713
Proceeds from stock
  sale (Note 11)                       245,143        805,471              194             -           1,050,808
Net income                                 -              -            731,666             -             731,666
Net unrealized gain
  on securities
  available for
  sale (Note 2)                            -              -                -            67,447            67,447
- -------------------------------------------------------------------------------------------------------------------


BALANCE AT
  DECEMBER 31, 1995                 $1,754,424       $2,045,823     $2,240,940         $67,447        $6,108,634
- -------------------------------------------------------------------------------------------------------------------

                                 See accompanying notes to financial statements.

                                                       COMMERCE BANK OF VIRGINIA

                                                        STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31,                                         1995             1994            1993
- -------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income                                             $   731,666      $   486,829     $   277,591
  Adjustments to reconcile net income to net
    cash provided by operating activities
      Provisions for loan losses                             195,000          199,838          75,000
      Depreciation and amortization                          129,296          227,875         186,883
      Amortization and accretion of premiums
        and discounts, net                                    (3,871)          14,045          17,682
      Net (increase) decrease in mortgage loans
        held for sale                                            -          2,125,261        (810,824)
      (Increase) decrease in accrued interest
        receivable                                            31,617         (173,154)         23,495
      Increase (decrease) in accrued interest payable         34,696           (8,049)          8,766
      Increase (decrease) in deferred income taxes           (29,690)          32,720         (31,000)
      Increase (decrease) in income taxes payable            163,822           52,527        (107,296)
      Other                                                 (132,036)        (105,496)        (49,480)
- -------------------------------------------------------------------------------------------------------


NET CASH PROVIDED (ABSORBED) BY OPERATING ACTIVITIES       1,120,500        2,852,396        (409,183)
- -------------------------------------------------------------------------------------------------------


INVESTING ACTIVITIES
  Purchases of investment securities available for sale   (9,222,655)             -               -
  Purchases of securities held to maturity                (3,008,000)      (6,985,198)     (6,557,553)
  Proceeds from principal payments and maturities
    of investment securities                               7,355,312        5,186,390       1,155,000
  Loan originations, net of principal collected           (3,542,863)      (8,223,052)     (5,738,483)
  Proceeds from sale of real estate                              -             19,603             -
  Purchase of other real estate                             (316,855)             -               -
  Purchases of bank premises and equipment                  (436,689)         (59,356)       (562,401)
- -------------------------------------------------------------------------------------------------------


NET CASH ABSORBED BY INVESTING ACTIVITIES                 (9,171,750)     (10,061,613)    (11,703,437)
- -------------------------------------------------------------------------------------------------------


                                                                       continued
                                      C-8

                                                   COMMERCE BANK OF VIRGINIA

                                                    STATEMENTS OF CASH FLOWS
                                                                  (CONTINUED)

YEAR ENDED DECEMBER 31,                                         1995             1994            1993
- -------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Net increase in deposits                               $10,546,052       $2,514,022     $15,291,065
  Net increase (decrease) in federal funds purchased        (793,000)         793,000             -
  Proceeds from stock sale                                 1,050,808              -               -
  Proceeds from exercise of stock options                        -             11,720             -
  Repurchase of common stock for issuance to ESOP                -                -           (12,652)
- -------------------------------------------------------------------------------------------------------


NET CASH PROVIDED BY FINANCING ACTIVITIES                 10,803,860        3,318,742      15,278,413
- -------------------------------------------------------------------------------------------------------


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           2,752,610       (3,890,475)      3,165,793

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR              4,982,284        8,872,759       5,706,966
- -------------------------------------------------------------------------------------------------------


CASH AND CASH EQUIVALENTS - END OF YEAR                  $ 7,734,894       $4,982,284     $ 8,872,759
- -------------------------------------------------------------------------------------------------------



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
- -------------------------------------------------------------------------------------------------------


Cash payments of interest expense                        $ 2,173,000       $1,508,000     $ 1,315,000
- -------------------------------------------------------------------------------------------------------


Cash payments of income taxes                            $   268,000       $  140,000     $   241,000
- -------------------------------------------------------------------------------------------------------



SUPPLEMENTAL SCHEDULE OF NON CASH INVESTING AND
  FINANCING ACTIVITIES
- -------------------------------------------------------------------------------------------------------


Transfers from loans to real estate acquired
  through foreclosure                                    $         -       $   25,000     $         -
- -------------------------------------------------------------------------------------------------------


Issuance of common stock through contribution
  to ESOP                                                $         -       $        -     $    12,348
- -------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Commerce Bank of Virginia conform to generally accepted accounting principles and general practices within the banking industry. A summary of the more significant policies follows:

GENERAL

Commerce Bank of Virginia (the "Bank") is a state-chartered member bank subject to examination and regulation by the Federal Reserve Bank of Richmond and Bureau of Financial Institutions of the Commonwealth of Virginia.

REGULATION

The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted on December 19, 1991. Provisions of the legislation became effective January 1, 1993.

Specifically, FDICIA contains provisions which allows regulators to impose prompt corrective action on undercapitalized institutions in accordance with a categorized capital-based system. In addition, FDICIA includes provisions for revising capital requirements to include the effect of interest rate risk, operating standards in key areas of the Bank's operations, standards for compensating executives, audit expansion and increased frequency of regulatory examinations, reducing the scope of deposit insurance coverage, risk-based deposit insurance assessments, and restricting state banking activities.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENT SECURITIES

Investment securities are classified as either held-to-maturity, trading or available for sale. Investment securities classified as held for investment are stated at cost, adjusted for amortization of premiums and accretion of discounts using the level yield method. It is management's intention and it has the ability to hold investment securities classified as held for investment to maturity and, accordingly, adjustments are not made for temporary declines in their market value below amortized cost. Securities held for sale are carried at their estimated market value with unrealized holding gains and losses, net of tax, reported as a separate component of stockholders' equity until realized. Trading account assets are carried at estimated market value. Gains and losses on securities sold are determined based on the specific identification of the securities sold.

LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans are granted to borrowers predominantly in the Richmond metropolitan area and are stated at the amount of unpaid principal reduced by an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due.

The allowance for loan losses is maintained at a level considered by management to be adequate to absorb future loan losses currently inherent in the loan portfolio. Management's assessment of the adequacy of the allowance is based upon type and volume of the loan portfolio, past loan loss experience, existing and anticipated economic conditions, and other factors which deserve current recognition in estimating future loan losses. Additions to the allowance are charged to operations. Management's assessment of the adequacy of the allowance is subject to evaluation and adjustment by the Bank's regulators.

Effective January 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114 (SFAS 114), "Accounting by Creditors for Impairment of a Loan (as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a
Loan - Income Recognition and Disclosures). The effect of adopting these new accounting standards were immaterial to the operating results of the Bank for the year ended December 31, 1995. Prior financial statements have not been restated to apply the provision of the new accounting standard.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Under the new accounting standard, a loan is considered to be impaired when it is probable that the Bank will be unable to collect all principal and interest amounts according to the contractual terms of the loan agreement. The allowance for loan losses related to loans identified as impaired is primarily based on the excess of the loan's current outstanding principal balance over the estimated fair market value of the related collateral. For a loan that is not collateral-dependent, the allowance is recorded at the amount by which the outstanding principal balance exceeds the current best estimate of the future cash flows on the loan discounted at the loan's original effective interest rate. Prior to 1995, the allowance for loan losses for all loans which would have qualified as impaired under the new accounting standard was primarily based upon the estimated fair market value of the related collateral.

For impaired loans that are on nonaccrual status, cash payments received are generally applied to reduce the outstanding principal balance. However, all or a portion of a cash payment received on a nonaccrual loan may be recognized as interest income to the extent allowed by the loan contract, assuming management expects to fully collect the remaining principal balance on the loan.

As of December 31, 1995, the Bank had no loans that were considered as impaired.

The Bank defers loan origination and commitment fees, net of certain direct loan origination costs, and the net deferred fees are amortized into interest income over the lives of the related loans as yield adjustments. Any unamortized net fees on loans fully repaid or sold are recognized as income in the year of repayment or sale. Deferred fees on permanent adjustable-rate loans are amortized into income over the period necessary to adjust the yield on the loans to market rates using the level yield method.

FORECLOSED REAL ESTATE

Foreclosed real estate is initially recorded at the lower of fair value less estimated selling costs or the balance of the loan on the property at date of foreclosure. Costs related to capital additions or improvements are capitalized, whereas those relating to holding the property are charged to operations.

Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of the property exceeds its fair value.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost less accumulated depreciation and amortization. For financial reporting purposes, provisions for depreciation and amortization are computed using the straight-line method over the estimated useful lives of the individual assets or the terms of the related leases, if shorter, for leasehold improvements. Accelerated depreciation methods are used for income tax purposes. Expenditures for betterments and major renewals are capitalized and ordinary maintenance and repairs are charged to operations as incurred.

INCOME TAXES

Deferred income taxes are recognized for the tax consequences of "temporary differences" between the financial statement carrying amounts and the tax basis of existing assets and liabilities by applying enacted statutory rates applicable to future years to those differences.

EARNINGS PER SHARE

Earnings per share is computed by dividing net income by the weighted average number of shares outstanding during the year. The weighted average number of shares outstanding for the years ended December 31, 1995, 1994 and 1993 were 459,239, 429,399 and 409,463, respectively. Existing stock options are not considered in the computation as their dilutive effect is less than three percent.

CASH EQUIVALENTS

For purposes of this presentation, cash equivalents include federal funds sold.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTING PRONOUNCEMENTS

In March 1995, the Financial Accounting Standards Board issued its Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to Be Disposed Of". SFAS 121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. In addition, SFAS 121 requires long-lived assets and certain intangibles to be disposed of to be reported at the lower of carrying amount or fair value less costs to sell. SFAS 121 is effective for fiscal years beginning after December 15, 1995. Management does not expect the application of this pronouncement to have a material effect on the financial statements of the Bank.

In May 1995, the Financial Accounting Standards Board issued its Statement of Financial Accounting Standards No. 122 (SFAS 122), "Accounting for Mortgage Servicing Rights an Amendment of FASB Statement No. 65". SFAS 122 requires entities to allocate the cost of acquiring or originating mortgage loans between the mortgage servicing rights and the loans, based on their relative fair values, if the bank sells or securitizes the loans and retains the mortgage servicing rights. In addition, SFAS 122 requires entities to assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. SFAS 122 is effective for fiscal years beginning after December 15, 1995. Management does not expect the application of this pronouncement to have a material effect on the financial statements of the Bank.

In October 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation." SFAS No. 123 allows companies to continue to account for their stock option plans in accordance with APB Opinion 25 but encourages the adoption of a new accounting method based on the estimated fair value of employee stock options. Companies electing not to follow the new fair value based method are required to provide expanded footnote disclosures, including pro forma net income and earnings per share, determined as if the company had applied the new method. SFAS No. 123 is required to be adopted prospectively beginning January 1, 1996. Management does not expect the application of this pronouncement to have a material effect on the financial statements of the Bank.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER

Certain   reclassifications  have  been  made  in  the  prior  years'  financial statements to conform to the December 31, 1995 presentation.

2.    INVESTMENT SECURITIES

A summary of the amortized cost and estimated market values of investment securities is as follows:

DECEMBER 31, 1995
- -------------------------------------------------------------------------------
                                            GROSS        GROSS       ESTIMATED
                              AMORTIZED   UNREALIZED   UNREALIZED      MARKET
                                COST        GAINS        LOSSES        VALUE
- -------------------------------------------------------------------------------


HELD TO MATURITY
  U. S. Treasury and agency
    securities               $ 7,990,490   $ 48,438      $ 9,883    $ 8,029,045
  Mortgage-backed securities     540,935      9,360          -          550,295
  Corporate securities         1,256,485     13,647          392      1,269,740
  State and county
    Municipal bonds            1,135,450     41,585        2,015      1,175,020
- --------------------------------------------------------------------------------


                              10,923,360    113,030       12,290     11,024,100
- --------------------------------------------------------------------------------


AVAILABLE FOR SALE
  U.S. Treasury and agency
    securities                 5,253,137     51,368        3,970      5,300,535
  Mortgage-backed
    Securities                 3,734,825     54,795          -        3,789,620
  Other                          132,500        -            -          132,500
- --------------------------------------------------------------------------------


                               9,120,462    106,163        3,970      9,222,655
- --------------------------------------------------------------------------------


                             $20,043,822   $219,193      $16,260    $20,246,755
- --------------------------------------------------------------------------------

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


2.    INVESTMENT SECURITIES (CONTINUED)

The amortized cost and estimated market values at December 31, 1995, by contractual maturity, are as follows:

                                                         ESTIMATED
                                            AMORTIZED     MARKET
                                              COST        VALUE
- -------------------------------------------------------------------


HELD TO MATURITY
  Due in one year or less                  $ 5,455,790  $ 5,457,585
  Due after one year through five years      3,691,391    3,729,530
  Due after five years through ten years       399,634      419,971
  Due after ten years                          835,610      866,719
- -------------------------------------------------------------------


                                            10,382,425   10,473,805
- -------------------------------------------------------------------


AVAILABLE FOR SALE
  Due in one year or less                      250,000      250,000
  Due after one year through five years      2,650,939    2,672,020
  Due after five years through ten years     1,852,198    1,874,609
  Due after ten years                          500,000      503,906
- -------------------------------------------------------------------


                                             5,253,137    5,300,535
- -------------------------------------------------------------------


OTHER
  Mortgage-backed securities                 4,275,760    4,339,915
  Other                                        132,500      132,500
- -------------------------------------------------------------------


                                             4,408,260    4,472,415
- -------------------------------------------------------------------


                                           $20,043,822  $20,246,755
- -------------------------------------------------------------------

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


2.    INVESTMENT SECURITIES (CONTINUED)

DECEMBER 31, 1994
- -------------------------------------------------------------------------------
                                             GROSS        GROSS       ESTIMATED
                               AMORTIZED   UNREALIZED   UNREALIZED      MARKET
                                 COST        GAINS        LOSSES        VALUE
- -------------------------------------------------------------------------------


HELD TO MATURITY
  U. S. Treasury and agency
    securities                $11,041,123   $   -        $343,369   $10,697,754
  Mortgage-backed securities    1,146,932       -          97,312     1,049,620
  Corporate securities          1,577,160       -          37,388     1,539,772
  State and county
    Municipal bonds             1,267,243     7,307        27,846     1,246,704
  Other                           132,150       -             -         132,150
- -------------------------------------------------------------------------------


                              $15,164,608    $7,307      $505,915   $14,666,000
- -------------------------------------------------------------------------------

At December 31, 1995 and 1994, securities with an amortized cost of $6,347,304 and $5,005,000 and a market value of approximately $6,367,000 and $4,902,000, respectively, were pledged as collateral to secure public funds as required by law.

3.    LOANS

Loans receivable are summarized as follows:

DECEMBER 31,                                          1995             1994
- ---------------------------------------------------------------------------


Commercial and industrial                      $ 5,667,207      $ 3,682,996
Real estate - construction and
  land development                               2,959,741        4,113,018
Real estate - other                             25,480,625       21,812,940
Consumer                                         5,986,000        7,588,973
Other                                            2,529,000        1,977,990
- ---------------------------------------------------------------------------

                                                42,622,573       39,175,917
Less allowance for loan losses                     473,135          374,342
- ---------------------------------------------------------------------------

                                               $42,149,438      $38,801,575
- ---------------------------------------------------------------------------

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)







3.    LOANS (CONTINUED)

Loans to directors, executive officers, and those individuals or organizations that are related to them, are made in the ordinary course of business on substantially the same terms as those loans prevailing at the time for comparable transactions with others and do not involve more than normal risk of collectibility or present other unfavorable features. The activity in such loans was as follows:

YEAR ENDED DECEMBER 31,                                   1995             1994
- -------------------------------------------------------------------------------

Beginning balance                                   $  963,000       $1,052,000
Additions                                              628,000          363,500
Repayments                                            (526,000)        (452,500)
- -------------------------------------------------------------------------------

Ending balance                                      $1,065,000       $  963,000
- -------------------------------------------------------------------------------

Activity in the allowance for loan losses are as follows:

YEAR ENDED DECEMBER 31,                    1995             1994           1993
- -------------------------------------------------------------------------------

Balance, beginning of year             $374,342         $330,333       $300,692
Provision charged to expense            195,000          199,838         75,000
Charge-offs, net of recoveries          (96,207)        (155,829)       (45,359)
- -------------------------------------------------------------------------------

Balance, end of year                   $473,135         $374,342       $330,333
- -------------------------------------------------------------------------------

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


4.    BANK PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

DECEMBER 31,                                              1995              1994
- --------------------------------------------------------------------------------

Land                                                $  192,177        $  192,177
Building and leasehold improvements                  1,577,064         1,172,059
Furniture and equipment                              1,081,281           993,402
- --------------------------------------------------------------------------------

                                                     2,850,522         2,357,638
Less allowance for depreciation
  and amortization                                   1,027,397           896,049
- --------------------------------------------------------------------------------

                                                    $1,823,125        $1,461,589
- --------------------------------------------------------------------------------


5.    DEPOSITS

Deposits are summarized as follows:

DECEMBER 31,                                              1995              1994
- --------------------------------------------------------------------------------

Demand                                             $10,848,734       $ 9,019,064
Interest-bearing transaction accounts               19,054,387        11,985,232
Savings                                             16,978,183        20,803,498
Certificates of deposit                             19,476,273        14,003,731
- --------------------------------------------------------------------------------

Total deposits                                     $66,357,577       $55,811,525
- --------------------------------------------------------------------------------

Certificates of deposits with balances of $100,000 or more totalled $4,047,014 and $2,992,516 at December 31, 1995 and 1994, respectively.

Certificates of deposit mature as follows:

YEAR ENDING DECEMBER 31,                                                    1995
- --------------------------------------------------------------------------------

Within one year                                                      $11,320,983
One to two years                                                       6,596,970
More than two years                                                    1,558,320
- --------------------------------------------------------------------------------

                                                                     $19,476,273
- --------------------------------------------------------------------------------

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


6.    FAIR VALUE OF FINANCIAL INSTRUMENTS

In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments", effective for fiscal years ending after December 15, 1992. This statement requires disclosure of the fair values of financial instruments, both assets and liabilities recognized and not recognized in the statement of condition, where it is practicable to estimate fair value.

The estimated fair values of the Bank's financial instruments as of December 31, 1995, are as follows:

                                                      Carrying              Fair
                                                        Amount             Value
- --------------------------------------------------------------------------------

FINANCIAL ASSETS
  Cash and short-term investments                  $ 3,971,894       $ 3,971,894
  Federal funds sold                                 3,763,000         3,763,000
  Investment securities                             20,043,822        20,247,000
  Loans, net of allowance for loan losses           42,149,438        41,989,000

FINANCIAL LIABILITIES
  DEPOSITS                                          66,357,577        66,501,000

UNRECOGNIZED FINANCIAL INSTRUMENTS
  Commitments to extend credit                             N/A               N/A
  Standby letters of credit                                N/A            10,700

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash and short-term investments

For those short-term investments, the carrying amount is a reasonable estimate of fair value.

Investment securities

Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


6.    FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Loan receivables

The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar remaining maturities. This calculation ignores loan fees and certain factors affecting the interest rates charged on various loans such as the borrower's creditworthiness and compensating balances and dissimilar types of real estate held as collateral.

Deposit liabilities

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Commitments to extend credit and standby letters of credit

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the borrowers. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. Because of the competitive nature of the marketplace loan fees vary greatly with no fees charged in many cases. Therefore, management has concluded no value should be assigned.

The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the borrowers at the reporting date.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


7.    FEDERAL FUNDS PURCHASED

The following is a summary of certain information regarding the Bank's federal funds purchased:

DECEMBER 31,                                               1995             1994
- --------------------------------------------------------------------------------

Balance at end of year                               $      -           $793,000
Weighted average interest rate
  at end of year                                            -              5.56%
Average amount outstanding
  during the year                                    $  166,100         $ 66,000
Maximum amount outstanding at
  any month end during the
  year                                               $1,052,000         $793,000

8.    INCOME TAXES

The provision for income taxes consists of the following:

YEAR ENDED DECEMBER 31,                        1995          1994          1993
- -------------------------------------------------------------------------------

Current                                    $432,200       $192,900     $134,000
Deferred expense (benefit)                  (64,400)        32,700      (31,000)
- -------------------------------------------------------------------------------

Total provision for income taxes           $367,800       $225,600     $103,000
- -------------------------------------------------------------------------------


A reconciliation of income taxes computed at the statutory income tax rate to the effective rate is as follows:

YEAR ENDED DECEMBER 31,                        1995           1994         1993
- -------------------------------------------------------------------------------

Income taxes at the statutory rate         $373,800       $242,200     $129,401
Increase (decrease) in taxes:
  Municipal bond interest                    (9,562)       (22,000)     (15,956)
  Other                                       3,562          5,400      (10,445)
- -------------------------------------------------------------------------------

                                           $367,800       $225,600     $103,000
- -------------------------------------------------------------------------------

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


8.    INCOME TAXES (CONTINUED)

Deferred tax assets (liabilities) are as follows:

DECEMBER 31,                               1995             1994         1993
- -------------------------------------------------------------------------------

Accrual to cash basis adjustment         $(130,031)     $(150,515)   $(79,463)
Bad debt deduction                         109,825         74,224      61,679
Depreciation and amortization              (31,146)       (16,187)    (33,797)
Deferred compensation                       51,352         28,042      19,865
Available for sale securities              (34,746)             -           -
- -------------------------------------------------------------------------------

Deferred tax liability, net              $ (34,746)     $ (64,436)   $(31,716)
- -------------------------------------------------------------------------------


9.    EMPLOYEE BENEFIT PLANS

The Bank sponsors a non-contributory Employee Stock Ownership Plan (ESOP) covering substantially all employees. Contributions to the ESOP, which are recorded as compensation expense, and can be cash or stock at fair value, are at the discretion of the Board of Directors and amounted to $40,000, $30,000 and $25,000 for the years ended December 31, 1995, 1994 and 1993, respectively. At December 31, 1995, there were 10,765 shares allocated to participants which are considered outstanding for purposes of computation of earnings per share.

Effective June 1, 1992, the Bank adopted a 401(k) profit-sharing plan (the "Plan") covering substantially all employees. Participants may contribute up to 15% of their compensation to the Plan. The Bank contributes 50% of the participant's contribution, up to 6% of the participant's compensation, as a matching contribution. Contributions to the Plan by the Bank were approximately $16,800, $12,100 and $12,100 for the years ending December 31, 1995, 1994 and
1993, respectively.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


10.   STOCK OPTION PLAN

The Bank has a noncompensatory Incentive Stock Option Plan (the "Plan") designed to provide long-term incentives to officers, directors and key employees. Pursuant to the Plan, 50,000 shares of the Bank's common stock were made available for awards on April 21, 1986. In June 1993, the Board of Directors declared a 10% stock dividend. The Plan requires that in the event of a stock dividend that the number of shares of common stock then covered by each outstanding option granted shall be increased proportionately with no increase in option price. In accordance with the Plan and in connection with the stock dividend, 5,000 additional shares of the Bank's common stock have been made available for awards and 3,000 options to purchase common stock were granted. The Bank also granted an additional 2,000 options to purchase common stock during 1993. All options granted under the Plan were at the estimated market value of the Bank's stock on the date of grant.

The following table presents options exercisable and outstanding under the Plan:

YEAR ENDED DECEMBER 31,                               1995      1994       1993
- -------------------------------------------------------------------------------

                                   OPTION PRICE
- -------------------------------------------------------------------------------

Outstanding at beginning of year  $5.33 - $6.12     24,000    26,200     23,400
Options granted                    5.33 -  8.63        -         -        5,000
Options exercised                      5.33            -      (2,200)       -
Options terminated                     5.33            -         -       (2,200)
- -------------------------------------------------------------------------------


Outstanding at end of year        $5.33 - $8.63     24,000    24,000     26,200
- -------------------------------------------------------------------------------


11.   STOCKHOLDERS' EQUITY

During June 1993, the Board of Directors declared a 10% stock dividend. Accordingly, amounts equal to the fair market value of the additional shares issued have been charged to retained earnings and credited to common stock and capital surplus.

In August 1995, the Bank completed an offering of 70,041 shares of common stock to existing shareholders which provided the Bank with proceeds of $1,050,808 net of expenses.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


11.   STOCKHOLDERS' EQUITY (CONTINUED)

On December 12, 1995, the Bank entered into an Agreement and Plan of Reorganization (the "Agreement") with Community Bankshares, Inc. ("CBI"), a bank holding company headquartered in Petersburg, Virginia, pursuant to which the Bank will engage in a Share Exchange with CBI (the "Reorganization"). Under the terms of the Agreement, each share of common stock of the Bank outstanding immediately prior to consummation of the Reorganization will be exchanged for
1.4044 shares of CBI Common Stock, with cash being paid in lieu of issuing fractional shares. Following the Reorganization, the Bank will continue its banking business as a wholly-owned subsidiary of CBI in substantially the same manner as before the Reorganization. This Agreement is subject to approval by the shareholders of both the Bank and CBI.

Banking laws and regulations place certain restrictions on the amount of dividends that a bank may pay to its stockholders. Of the $6,041,187 in total stockholders' equity at December 31, 1995 $1,496,086 is available for dividends and the remaining $4,545,101 is restricted based on minimum capital requirements.

12.   DEFERRED COMPENSATION PLAN

The Bank has a Deferred Compensation Plan (the "Plan") for the benefit of its directors. Contributions amounted to approximately $38,900, $24,000 and $16,400 for the years ended December 31, 1995, 1994 and 1993, respectively. The Plan provides each director with an annual benefit payment upon attaining 70 years of age. In addition, benefit payments are available upon early retirement, termination and death as defined by the Plan Document.

During 1995, the Bank adopted a Deferred Compensation Plan (the "Officers Plan") for the benefit of certain officers. Contributions of approximately $29,600 were made to the Plan during the year ended December 31, 1995. The Officers Plan provides each officer an annual benefit payment upon retirement. In addition, benefit payments are available upon death or early termination as defined by the Plan Document.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


13.   COMMITMENTS AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers, primarily in the Richmond metropolitan area. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the statement of condition. Financial instruments with off-balance-sheet risk are summarized as follows:

DECEMBER 31,                                               1995             1994
- --------------------------------------------------------------------------------

Financial instruments whose contract
  amounts represent credit risk:

     Commitments to extend credit                    $7,894,000       $6,873,000
- --------------------------------------------------------------------------------

     Standby letters of credit                       $  777,000       $  596,000
- --------------------------------------------------------------------------------

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include personal property, commercial property, residential property, land and accounts receivable.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

                           COMMERCE BANK OF VIRGINIA

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


13.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Bank has entered into employment agreements with its President and Chief Executive Officer and with two Senior Vice Presidents which expire at dates through December 31, 1997. These agreements, which contain continual self-renewing terms of one year subject to cancellation by the Bank, provide minimum salaries during the terms of the agreements and certain severance benefits if a change of control and termination occurs as defined in the agreements. The maximum severance benefits payable, if such a termination upon change in control occurred at December 31, 1995, would have been approximately $423,000.

The Bank leases land, tenant space and certain equipment under operating leases expiring at various dates to 2006. Total rental expense amounted to approximately $68,500, $84,700 and $96,855 for the years ended December 31, 1995, 1994 and 1993, respectively. At December 31, 1995, minimum annual lease payments in the aggregate were as follows:

                              YEAR ENDING DECEMBER 31,
             ----------------------------------------------------

                        1996                             $ 81,900
                        1997                               74,000
                        1998                               55,500
                        1999                               15,000
                        2000                               15,000
                        Thereafter                         76,300
             ----------------------------------------------------

                                                         $317,700
             ----------------------------------------------------


The Hanover branch facility is owned by a company whose principal shareholder is the Bank's Chairman. The base annual rent is $36,000 per year.

COMMERCE BANK OF VIRGINIA

                            STATEMENTS OF CONDITION
                            MARCH 31, 1996 AND 1995

ASSETS                                                                1996                1995
- ---------------------------------------------------------------------------------------------------
Cash and due from banks                                           $   2,975,229     $    3,944,671
Federal funds sold                                                              -        2,153,000
                                                                 ----------------------------------
                TOTAL CASH AND CASH EQUIVALENTS                       2,975,229          6,097,671

Securities available for sale                                        13,377,847          1,318,500
Securities held to maturity (approximate market value,
      $7,777,000 in 1996 and $14,427,000 in 1995)                     7,749,725         14,656,127
Loans, net                                                           44,658,705         40,951,937
Bank premises and equipment, net                                      1,800,672          1,472,993
Accrued interest receivable                                             594,933            512,234
Other assets                                                            684,886            320,319
                                                                 ----------------------------------
                                                                   $ 71,841,997      $  65,329,781
                                                                 ----------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Demand deposits                                              $   9,273,642     $    9,812,105
     Interest-bearing demand deposits                                18,116,606         14,358,324
     Savings deposits                                                17,246,896         17,562,375
     Time deposits, $100,000 and over                                 4,212,337          5,258,819
     Other time deposits                                             15,620,948         13,653,863
                                                                 ----------------------------------
                                                                     64,470,429         60,645,486
Federal funds purchased                                                 720,000                    -
Accrued interest payable                                                 78,421             82,765
Other liabilities                                                       293,940            192,522
                                                                 ----------------------------------
                                                                     65,562,790         60,920,773
                                                                 ----------------------------------


Stockholders' Equity
     Capital stock                                                    1,763,475          1,509,281
     Surplus                                                          2,076,855          1,240,352
     Retained earnings                                                2,492,337          1,653,375
     Net unrealized gain (loss) on available for sale securities,
         net of tax                                                     (53,460)             6,000
                                                                 ----------------------------------
                                                                      6,279,207          4,409,008
                                                                 ----------------------------------

                                                                   $ 71,841,997      $  65,329,781
                                                                 ----------------------------------


COMMERCE BANK OF VIRGINIA

STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                                                           1996               1995
- ----------------------------------------------------------------------------------------------------------
Interest income:
     Interest and fees on loans                                            $ 1,100,170     $      972,630
     Interest on investment securities:
        U. S. Government agencies and corporations                             277,907            175,194
        Other securities                                                        24,604             36,670
        States and political subdivisions                                       12,131             12,558
     Interest on federal funds sold and securities
        purchased under agreements to resell                                    22,084              8,106
                                                                     -------------------------------------
                TOTAL INTEREST INCOME                                        1,436,896          1,205,158
                                                                     -------------------------------------

Interest expense:
     Interest on deposits                                                      581,680            470,426
     Interest on federal funds purchased and securities
        sold under agreements to repurchase                                      1,776              6,418
                                                                     -------------------------------------
                TOTAL INTEREST EXPENSE                                         583,456            476,844
                                                                     -------------------------------------
                NET INTEREST INCOME                                            853,440            728,314

Provision for loan losses                                                       15,000             75,000
                                                                     -------------------------------------
                NET INTEREST INCOME AFTER PROVISION FOR
                    LOAN LOSSES                                                838,440            653,314
                                                                     -------------------------------------

Other income:
     Service charges, commissions and fees                                      75,929             76,307
     Security gains (losses)                                                    28,649             (6,788)
     Other operating income                                                     14,525             16,247
                                                                     -------------------------------------
                TOTAL OTHER INCOME                                             119,103             85,766
                                                                     -------------------------------------

Other expenses:
     Salaries and employee benefits                                            340,463            304,251
     Net occupancy expense                                                      58,075             52,047
     Furniture and equipment expense                                            54,765             33,936
     Other operating expenses                                                  131,143            133,544
                                                                     -------------------------------------
                TOTAL OTHER EXPENSES                                      $    584,446     $      523,778
                                                                     -------------------------------------
                                               (Continued)

COMMERCE BANK OF VIRGINIA

STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                                                           1996               1995
- ----------------------------------------------------------------------------------------------------------
                INCOME BEFORE INCOME TAXES                                $    373,097     $      215,302

Income taxes                                                                   121,700             71,200
                                                                     -------------------------------------
                NET INCOME                                                $    251,397     $      144,102
                                                                     -------------------------------------


Earnings per common and common equivalent
share based on 503,187 and 431,223 shares
respectively                                                              $       0.50     $         0.33
                                                                     -------------------------------------

Earnings per common share, assuming full dilution
based on 503,187 and 431,223 shares respectively                          $       0.50     $         0.33
                                                                     -------------------------------------


COMMUNITY BANKSHARES INCORPORATED AND COMMERCE BANK OF VIRGINIA

PRO FORMA CONDENSED BALANCE SHEET
AS OF MARCH 31, 1996
                                                                                                       PRO FORMA     PRO FORMA
ASSETS                                                                        CBI         CBOV        ADJUSTMENTS     COMBINED
       -------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                  $ 3,435,150   $ 2,975,229                $  6,410,379
Federal funds sold                                                         4,182,000                           -     4,182,000
                                                                         ------------------------------------------------------
               TOTAL CASH AND CASH EQUIVALENTS                             7,617,150     2,975,229             -    10,592,379

Investment securities:
     Available for sale                                                    1,658,346    13,377,847                  15,036,193
     Held to maturity (approximate market value, $34,617,978)             11,959,010     7,749,725                  19,708,735
     Loans, net                                                           66,157,949    44,658,705                 110,816,654
     Bank premises and equipment, net                                        992,939     1,800,672                   2,793,611
     Accrued interest receivable                                             482,948       594,933                   1,077,881
     Other assets                                                          1,074,397       684,886                   1,759,283
                                                                         ------------------------------------------------------
                                                                         $89,942,739   $71,841,997    $        -  $161,784,736
                                                                         ------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Demand deposits                                                     $14,040,675   $ 9,273,642                  23,314,317
     Interest bearing demand deposits                                     22,178,622    18,116,606                  40,295,228
     Savings deposit                                                       7,851,295    17,246,896                  25,098,191
     Time deposits, $100,000 and over                                      6,740,078     4,212,337                  10,952,415
     Other time deposits                                                  27,830,644    15,620,948                  43,451,592
                                                                         ------------------------------------------------------
                                                                          78,641,314    64,470,429             -   143,111,743
Federal funds purchased                                                            -       720,000                     720,000
Accrued interest payable                                                     391,089        78,421                     469,510
Other liabilities                                                            312,556       293,940                     606,496
Guaranteed debt of Employee Stock Ownership Trust                            330,000             -                     330,000
                                                                         ------------------------------------------------------
                                                                          79,674,959    65,562,790             -   145,237,749
                                                                         ------------------------------------------------------




Stockholders' Equity
     Capital stock, par value $3                                           3,480,000             -     2,122,821     5,602,821
     Captial stock, par value $3.50                                                -     1,763,475    (1,763,475)            -
     Surplus                                                                  32,500     2,076,855      (359,346)    1,750,009
     Retained earnings                                                     7,084,982     2,492,337                   9,577,319
     Net unrealized losses on available for sale securities,
         net of tax                                                              298       (53,460)                    (53,162)
                                                                         --------------------------- --------------------------
                                                                          10,597,780     6,279,207             -    16,876,987

     Unearned ESOP shares                                                   (330,000)                          -      (330,000)
                                                                         --------------------------  --------------------------
                                                                          10,267,780     6,279,207             -    16,546,987
                                                                         --------------------------  --------------------------
                                                                         $89,942,739   $71,841,997   $         -  $161,784,736
                                                                         --------------------------  --------------------------

COMMUNITY BANKSHARES INCORPORATED AND COMMERCE BANK OF VIRGINIA

PRO FORMA CONDENSED STATEMENT OF INCOME
THREE MONTHS ENDED MARCH 31, 1996
                                                                                                 PRO FORMA         PRO FORMA
                                                                         CBI           CBOV     ADJUSTMENTS        COMBINED
- -----------------------------------------------------------------------------------------------------------------------------
Interest income:
Interest and fees on loans                                           $1,653,871    $1,100,170     $   -           $2,754,041
     Interest on investment securities:
     U. S. Government agencies and corporations                         238,315       277,907         -              516,222
     Other securities                                                     2,083        24,604         -               26,687
     States and political subdivisions                                        -        12,131         -               12,131
     Interest on federal funds sold and securities
       purchased under agreements to resell                              51,451        22,084         -               73,535
                                                                  -----------------------------------------------------------
               TOTAL INTEREST INCOME                                  1,945,720     1,436,896         -            3,382,616
                                                                  -----------------------------------------------------------

Interest expense:
     Interest on deposits                                               764,908       581,680         -            1,346,588
     Interest on federal funds purchased and securities
        sold under agreements to repurchase                                   -         1,776         -                1,776
                                                                  -----------------------------------------------------------
               TOTAL INTEREST EXPENSE                                   764,908       583,456         -            1,348,364
                                                                  -----------------------------------------------------------

               NET INTEREST INCOME                                    1,180,812       853,440         -            2,034,252

Provision for loan losses                                                35,000        15,000         -               50,000
                                                                  -----------------------------------------------------------
               NET INTEREST INCOME AFTER PROVISION FOR
                   LOAN LOSSES                                        1,145,812       838,440         -            1,984,252
                                                                  -----------------------------------------------------------

Other income:
     Service charges, commissions and fees                              150,426        75,929         -              226,355
     Security gains (losses)                                                  -        28,649         -               28,649
     Other operating income                                              45,109        14,525         -               59,634
                                                                  -----------------------------------------------------------
               TOTAL OTHER INCOME                                       195,535       119,103         -              314,638
                                                                  -----------------------------------------------------------

Other expenses:
     Salaries and employee benefits                                     367,165       340,463         -              707,628
     Net occupancy expense                                               50,351        58,075         -              108,426
     Furniture and equipment expense                                     46,291        54,765         -              101,056
     Other operating expenses                                           185,424       131,143         -              316,567
                                                                  -----------------------------------------------------------
               TOTAL OTHER EXPENSES                                  $  649,231    $  584,446     $   -           $1,233,677
                                                                  -----------------------------------------------------------




                                        (Continued)

COMMUNITY BANKSHARES INCORPORATED AND COMMERCE BANK OF VIRGINIA

PRO FORMA CONDENSED STATEMENT OF INCOME
THREE MONTHS ENDED MARCH 31, 1996

                                                                         CBI         CBOV       PRO FORMA         PRO FORMA
                                                                                                ADJUSTMENTS        COMBINED
- -----------------------------------------------------------------------------------------------------------------------------
               INCOME BEFORE INCOME TAXES                            $  692,116   $   373,097         -           $1,065,213
Income taxes                                                            252,170       121,700         -              373,870
                                                                  -----------------------------------------------------------
               NET INCOME                                            $  439,946   $   251,397         -           $  691,343
                                                                  -----------------------------------------------------------

Earnings per share (based on 1,249,672 shares
outstanding CBI: 503,187 shares outstanding CBOV)                    $     0.35   $      0.50         -           $     0.35
                                                                  -----------------------------------------------------------
Earnings per share (based on 1,249,672 shares
outstanding CBI; 503,187 shares outstanding CBOV),
assuming full dilution                                               $     0.35   $      0.50         -           $     0.35
                                                                  -----------------------------------------------------------


See Notes to Consolidated Financial Statements.

         COMMUNITY BANKSHARES INCORPORATED AND COMMERCE BANK OF VIRGINIA
                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   ASSUMPTIONS
                                 MARCH 31, 1996




BALANCE SHEET
(a) It is assumed that the Reorganization will be accounted for on a pooling of interests accounting basis and, accordingly, the related pro forma adjustments have been calculated using the exchange ratio, whereby CBI will issue 1.4044 shares of stock for each share of CBOV stock.

As a result, as of March 31, 1996, information was appropriately adjusted for the Reorganization by the (a) addition of 707,607 shares of CBI common stock amounting to $2,122,821, (b) elimination of 503,850 shares of CBOV common stock amounting to $1,763,475, and (c) recordation of the remaining amount of $359,346 as a decrease in capital surplus.


INCOME STATEMENT
No significant assumptions.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               COMMUNITY BANKSHARES INCORPORATED


July 12, 1996
                                        Nathan S. Jones, 3rd
                            President and Chief Executive Officer





                                        Lillian M. Umphlett
                           Vice President/Chief Financial Officer